UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2024

PATRIOT NATIONAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Connecticut	000-29599	06-1559137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

900 Bedford Street
Stamford, Connecticut 06901
(Address of Principal Executive Offices) (Zip Code)
(203) 252-5900
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PNBK	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 18, 2024, Patriot National Bancorp, Inc. (the “Company”) held its 2024 Annual Meeting of Shareholders (the “Meeting”). A majority of the shareholders of the Company, which beneficially owned approximately 65.5% of its outstanding voting stock, were represented in person or by proxy at the Meeting. The matters listed below were submitted to a vote of the shareholders and each of them was approved at the Meeting.

The final results of the shareholders’ votes are as follows:

(1) To elect six (6) directors to serve until the Company’s Annual Meeting of Shareholders to be held in 2025 and until their successors are elected.

NAME OF DIRECTOR	VOTES FOR	VOTES WITHHELD

Michael A. Carrazza	1,607,005	605,114
David Lowery	2,009,038	203,081
Edward N. Constantino	1,937,357	274,762
Emile Van den Bol	1,933,924	278,195
Michael J. Weinbaum	1,938,769	273,350
Grace Doherty	2,006,071	206,048
(2) To approve and ratify the appointment RSM US LLP to serve as the independent registered public accounting firm for the Company for the 2025 fiscal year.
VOTES FOR	2,466,409
VOTES AGAINST	43,349
ABSTAINED/WITHHELD	92,975

(3) To approve the executive compensation described in the proxy statement on an advisory and non-binding basis

VOTES FOR	1,937,980
VOTES AGAINST	115,872
ABSTAINED/WITHHELD	158,267

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot National Bancorp, Inc.

December 23, 2024	By: /s/ David Lowery
Name: David Lowery
Title: Chief Executive Officer